                                                                   EXHIBIT 10.22

________________________________________________________________

________________________________________________________________



                               CREDIT AGREEMENT

                                by and between

                       SUBURBAN OSTOMY SUPPLY CO., INC.

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON


                           Dated As of July 3, 1995



________________________________________________________________

________________________________________________________________

Schedule 6.10       Tax Status..................................................
Schedule 6.15       Certain Transactions........................................
Schedule 6.16       Employee Benefit Plans......................................
Schedule 6.18       Environmental Compliance....................................
Schedule 6.22       Real Property; Leases.......................................
Schedule 6.24       Fiscal Quarters.............................................
Schedule 8.1   Restrictions on Indebtedness.....................................
Schedule 8.2   Restrictions on Liens, Etc. .....................................
Schedule 8.3   Restrictions on Investments......................................


                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is made as of the 3rd day of July, 1995, by and between SUBURBAN OSTOMY SUPPLY CO., INC., a Massachusetts corporation (the "Borrower"), having its principal place of business at 75 October Hill Road, Holliston, Massachusetts 01746, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank"), having an office at 100 Federal Street, Boston, Massachusetts 02110.

1.   DEFINITIONS AND RULES OF INTERPRETATION.
     ---------------------------------------

     1.1  Definitions.  The following terms shall have the meanings set forth in
          -----------
this Section 1 or elsewhere in the provisions of this Agreement referred to below:

     Accounts and Accounts Receivable.  See Security Agreement.
     --------------------------------

     Account Debtor.  A Person who is an obligor to Borrower under any Account.
     --------------

     Acquisition Agreement.  Stock Purchase and Redemption Agreement by and
     ---------------------
among the Borrower, Summit Ventures III, L.P., Summit Investors II, L.P., Summit Subordinated Debt Fund, L.P., The Bear Stearns & Companies, Inc. and certain stockholders of the Borrower, dated as of July 3, 1995.

     Affiliate means, with respect to any Person, any other Person directly or
     ---------
indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include (i) any officer or director or general partner of such Person and (ii) any Person of which such Person or any Affiliate (as defined in clause (i) above) of such Person shall, directly or indirectly, beneficially own either at least 10% of the outstanding equity securities having the general power to vote or at least 10% of all equity interests.

     Agreement.  This Credit Agreement, including the Schedules and Exhibits
     ---------
hereto.

     Balance Sheet Date.  September 3, 1994.
     ------------------

     Bank.  The First National Bank of Boston, its successors and assigns, and
     ----
any other Person who becomes an assignee of any rights thereof.

     Bank's Head Office.  The Bank's head office located at 100 Federal Street,
     ------------------
Boston, Massachusetts 02110, or at such other location as the Bank may designate in writing from time to time.

     Bank's Special Counsel.  Kirkpatrick & Lockhart, LLP.
     ----------------------

     Base Rate.  The higher of (a) the annual rate of interest announced from
     ---------
time to time by Bank at its head office in Boston, Massachusetts as its "base rate" and (b) one half of one percent (1/2%) above the overnight Federal Funds Effective Rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time (rounded upwards, if necessary, to the next one-eighth of one percent.

     Base Rate Loan. Any Revolving Credit Loans bearing interest determined with
     --------------
reference to the Base Rate.

     Book Value.  As defined by generally accepted accounting principles.
     ----------

     Borrower.  As defined in the preamble hereto.
     --------

     Borrower's Key Officers:  Herbert P. Gray, Donald H. Benovitz, Melvin
     -----------------------
Aronson, Patrick Bohan and Stephen Aschettino.

     Business Day.  Any day (other than a Saturday or Sunday) on which banking
     ------------
institutions in Boston, Massachusetts, are open for the transaction of a substantial part of their commercial banking business and with respect to all notices and determinations in connection with and payments of principal and interest on LIBOR Rate Loans, any day that is a London Banking Day.

     Capital Expenditures.  For any period, amounts added or required to be
     --------------------
added to the fixed assets account on the consolidated balance sheet of the Borrower, prepared in accordance with generally accepted accounting principles, in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, and (ii) to the extent not included in clause (i) above, expenditures on account of materials, contract labor and direct labor relating thereto (excluding expenditures properly expensed as repairs and maintenance in accordance with generally accepted accounting principles).

     Capitalized Lease Obligations.  The amount of the liability reflecting the
     -----------------------------
aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles.

     Capitalized Leases.  Any lease that is capitalized on the balance sheet of
     ------------------
the lessee in accordance with generally accepted accounting principles.

     CERCLA.  See Section 6.18.
     ------

     Closing Date.  The first date on which the conditions set forth in Sections
     ------------
10 and 11 have been satisfied and any Revolving Credit Loan is made.

     Code.  The Federal Internal Revenue Code of 1986 and the rules and
     ----
regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remains in effect.

     Collateral.  All of the property, rights and interests of the Borrower that
     ----------
are or are intended to be subject to the security interests and liens and mortgages created by the Security Documents.

     Commitment.  $16,000,000.00 as such amount shall be reduced in accordance
     ----------
with Section 2.1 and as such amount may be irrevocably reduced by the Borrower pursuant to Section 2.3.

     Consolidated or consolidated.  With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Net Income (or Deficit).  The consolidated net income (or
     ------------------------------------
deficit) of any Person, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary items of income which include, without limitation, (i) any gain resulting from the sale of capital assets, (ii) any gain arising from any write-up of assets, (iii) any gain arising from the acquisition of any securities of Borrower, and (iv) any extraordinary and nonrecurring gains.

     Creditor(s).  Holder(s) of Subordinated Indebtedness as defined in the
     -----------
Subordination Agreements.

     Debenture Agreement.  Subordinated Debenture Purchase Agreement dated as of
     -------------------
July 3, 1995 among Borrower, Summit Subordinated Debt Fund, L.P. and Summit Investors II, L.P.

     Default.  See Section 12.1., provided that the application of the Default
     -------
Rate shall not be construed as a waiver of or limitation of the Bank's rights under this Agreement, the Security Documents or any of the other Loan Documents.

     Default Rate.  See Section 4.7.
     ------------

     Distribution means, with respect to any Person:
     ------------

     (i) the declaration or payment of any dividend, including dividends payable in shares of capital stock of such Person, on or in respect of any shares of any class of capital stock of such Person;

     (ii) the purchase or redemption of any shares of any class of capital stock of such Person (or of options, warrants or other rights for the purchase of such shares), directly, indirectly through a Subsidiary of such Person or otherwise;

     (iii) any other distribution on or in respect of any shares of any class of equity of or beneficial interest in such Person;

     (iv) any payment of principal or interest with respect to, or any purchase or redemption of, any Indebtedness of such Person which by its terms is subordinated to the payment of the Senior Debt; and

     (v) any payment, loan or advance (including any salary, management fee or other fee, benefit, bonus or any other compensation in respect of services provided to such Person) by the Borrower to, or any other Investment by the Borrower in, the holder of any shares of any class of the capital stock of or equity interest in the Borrower.

     Dollars or $.  Dollars in lawful currency of the United States of America.
     ------------

     Drawdown Date.  The date on which any Revolving Credit Loan is made or is
     -------------
to be made.

       EBITDA.  For any period, the sum of (x) the Consolidated Net Income (or
       ------
deficit) of the Borrower and its Subsidiaries for such period plus (y) all
                                                              ----
amounts deducted in computing such Consolidated Net Income in respect of (i) taxes based upon or measured by income, (ii) Total Interest Expense, (iii) depreciation and amortization, and (iv) other non-cash charges reducing Consolidated Net Income.

     Eligible Accounts Receivable means an Account Receivable owing to Borrower
     ----------------------------
which meets the following requirements:

       (1)  it is genuine and in all respects what it purports to be;

       (2) it has been outstanding for no longer than sixty (60) days from the date of shipment or the date that the invoice is rendered to an Account Debtor, whichever is earlier, unless the Borrower has provided the Account Debtor sixty (60) day terms and so notified the Bank, that it has been outstanding for no longer than ninety (90) days rather than sixty (60) days;

       (3) it arises from: either (a) the performance of services by Borrower and Borrower reasonably believes that such services have been fully performed and acknowledged and accepted by the Account Debtor with respect thereto and Borrower has no knowledge that the Account Debtor has claimed that such services have not been fully performed acknowledged and accepted (and upon obtaining such knowledge the Account Receivable shall cease to be an Eligible Account Receivable); or (b) the sale or lease of goods by Borrower, including C.O.D. sales, and (i) such goods comply with such Account Debtor's specifications (if any) and have been delivered to and not rejected by such Account Debtor and
            (ii) Borrower has possession of, or has delivered to Lender at Lender's request, shipping and delivery receipts evidencing such shipment;

       (4) it is evidenced by an invoice or invoices rendered to the Account Debtor with respect thereto which is or are dated not later than the date of shipment or performance and requires payment from such Account Debtor within sixty (60) days;

       (5) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than as permitted hereunder;

       (6) it is not subject to setoff, counterclaim, credit, allowance (except any allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule furnished to Lender identifying such Account Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept and/or has not returned or offered or attempted to return any of the goods or services which are the subject of such Account Receivable;

       (7) Borrower has no knowledge either directly or indirectly of any proceedings or actions which are threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account Receivable in full when due;

       (8) it does not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment by Borrower to Lender of the Account Receivable arising with respect thereto;

       (9) the Account Debtor with respect thereto is not a director, officer, employee, agent, or any Affiliate of Borrower;

      (10) the Account Debtor with respect thereto is a resident or citizen of or is located within the United States of America or Canada unless the sale of goods giving rise to the Account Receivable is on letter of credit, acceptance or other credit support terms satisfactory to Bank;

      (11) it is not an Account Receivable arising from a "sale or return", "consignment", or subject to any other repurchase or return agreement;

      (12) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower (or by any agent or custodian of Borrower) for the account of or subject to further and/or future direction from the Account Debtor thereof;

      (13) it is not an Account Receivable which in any way fails to meet or violates any warranty, representation or covenant contained in this Loan Agreement or any other agreement relating directly or indirectly to Borrower's Accounts Receivable;

      (14) it does not arise from a sale of goods which is not in the ordinary course of Borrower's business;

      (15) if the Account Debtor is the United States of America or any department, agency or instrumentality thereof, Borrower has assigned its right to payment of such Account Receivable to lender pursuant to the Assignment of Claims Act of 1940, as amended;

      (16) if the Account Receivable is evidenced by chattel paper or instruments (a) the Lender shall have specifically agreed to include such Account Receivable as an Eligible Account Receivable and (b) the originals of such chattel paper or instruments have been endorsed and/or assigned and delivered to Lender in a manner satisfactory to Lender; and

      (17) it is not an Account Receivable owed by an Ineligible Account Debtor. An "Ineligible Account Debtor" is an Account Debtor for which 35% or more of the total Accounts Receivables it owes to the Borrower do not qualify as Eligible Accounts Receivable under the criteria set forth in (1) - (16) immediately preceding.

     An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable.

     Eligible Inventory means such of Borrower's Inventory, at Book Value, which
     ------------------
is and at all times shall continue to be acceptable to Lender in all respects. Criteria for eligibility shall be fixed and revised from time to time by Lender in its reasonable discretion and judgment consistently applied. Without limiting the generality of the foregoing, Inventory which meets the following criteria shall be deemed Eligible Inventory:

               (a)  Borrower has good, indefeasible and merchantable title;

               (b) it is located at a plant or other facility of Borrower in the United States listed in Schedule 6.22, and not in transit (other than from one of Borrower's facilities to another);

               (c) Lender has a perfected first priority security interest pursuant to the Loan Documents and which is subject to no other Lien whatsoever except Permitted Liens;

               (d) of good and merchantable quality, free from material defects;

               (e) it is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and

               (f) the completion of manufacture and sale or other disposition of which by Lender shall not require the consent of any Person, and shall not constitute a default under any contract or agreement to which Borrower is a party or to which such Inventory is subject.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     ---------------------
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See Section 6.18(a).
     ------------------

     ERISA.  The Employee Retirement Income Security Act of 1974, as amended and
     -----
in effect from time to time.

     ERISA Affiliate.  Any Person which is treated as a single employer with the
     ---------------
Borrower under Section 414 of the Code.

     ERISA Reportable Event.  A reportable event with respect to a Guaranteed
     ----------------------
Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Event of Default.  See Section 12.1.
     ----------------

     Excluded Capital Expenditures.  An amount of Capitalized Expenditures: (i)
     -----------------------------
up to $600,000.00, (ii) expended by the Borrower during a period commencing with the Closing Date and ending on December 31, 1996, and (iii) expended by the Borrower for the sole purpose of the purchase, installation and development of the New Computer System.

     Federal Funds Effective Rate means, for any day, (i) the fluctuating rate
     ----------------------------
equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve Bank arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or (ii) if such rate is not so published for such Business Day, the average of the quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by the Bank.

     Fiscal Year.  The Borrower's fiscal year ending on or about August 31.
     -----------

     Generally accepted accounting principles.  (a) When used in Section 9,
     ----------------------------------------
whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practices of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same principles; provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     -----------------------
meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances.  See Section 6.18(b).
     --------------------

     Indebtedness.  All obligations, contingent and otherwise, that in
     ------------
accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, including in any event and whether or not so classified: (i) liabilities secured by any Lien existing on property owned or acquired by the Borrower, whether or not the liability secured thereby shall have been assumed; (ii) Capitalized Lease Obligations; (iii) liabilities in respect of mandatory redemption, repurchase or dividend obligations with respect to capital stock (or other evidence of beneficial interest); (iv) obligations under the Series A Preferred Stock; and (v) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including, without limitation, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Ineligible Account Debtor.  See definition of Eligible Accounts Receivable.
     -------------------------

     Intellectual Property.  See Section 6.6.
     ---------------------

     Interest Payment Date.  August 1, 1995 and the first day of each succeeding
     ---------------------
calendar month.

     Interest Period with respect to each LIBOR Rate Loan, a period of one, two
     ---------------
and three or six consecutive months as selected or deemed selected by the Borrower at least three (3) Business Days prior to a Drawdown Date for a Revolving Credit Loan; or if a Revolving Credit Loan is already outstanding, at least three (3) Business Days prior to the end of the then current Interest Period. However, no Interest Period may be selected which would end beyond the Maturity Date of the Note. If the last day of an Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except, if such Interest Period is for a LIBOR
                                  ------
Rate Loan and such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day. The term Interest Period with respect to each Base Rate Loan shall mean consecutive period of one (1) day each.

     Inventory.  See Security Agreement.
     ---------

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Key Man Life Insurance Policies.  See Section 7.16.
     -------------------------------

     Lease Collateral Agreements.  With respect to each Lease, (i) an estoppel
     ---------------------------
certificate executed by the Borrower and each lessor; (ii) a Landlord's Waiver and Agreement from each lessor, pursuant to which such lessor agrees to subordinate its rights under the Lease and any lessor's or landlord's lien with respect to property of the Borrower to the lien of the Security Documents and agrees not to terminate the Lease for Borrower's default without notice and an opportunity to cure given to the Bank and to recognize the Bank or its successor in interest as tenant under the Lease in the event of a sale or transfer of Borrower's interest under the Lease; and (iii) a Mortgagee's Waiver and Agreement from each holder of a mortgage or deed of trust encumbering the premises subject to a Lease, pursuant to which such mortgagee agrees to subordinate its rights under its mortgage, and if it succeeds to the landlord's interest under the Lease, any lessors's or landlord's lien with respect to property of the Borrower to the lien of the Security Documents and agrees if it becomes landlord, not to terminate the Lease for Borrower's default without notice and an opportunity to cure given to the Bank and to recognize the Bank or its successor in interest as tenant under the Lease in the event of a sale or transfer of Borrower's interest under the Lease, such certificates and agreements to be in form and substance satisfactory to the Bank.

     Leases.  Leases, licenses and agreements whether written or oral, relating
     ------
to the use or occupation of space by the Borrower, including but not limited to the leases listed on Schedule 6.22.

     LIBO Rate or LIBOR.  The term "LIBO Rate" or "LIBOR" shall mean:  with
     ------------------
respect to each Interest Period, the per annum rate of interest determined on the basis of the offered rates for deposits in Dollars for a period equal to such Interest Period as quoted by the principal London office of Bank as of 11:00 a.m. (London time) on the day that is two London Banking Days prior to the first day of such Interest Period; provided, however, that if such office is not
                                   --------  -------
offering such deposits at such time, "LIBOR", with respect to such Interest Period, shall mean the rate of interest (expressed as an annual rate) equal to the simple average (rounded up to the nearest 1/16 of 1%) of the rates shown on the display referred to as the "LIBO page" (or any display substituted therefor) of the Reuters U.S. Domestic Money Service transmitted through the Reuters monitor system as being the respective rates at which deposits in Dollars would be offered by the principal London offices of each of the banks named thereon to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the second London Banking Day before the first day of such Interest Period for a period substantially coextensive with such Interest Period; provided further, however, that if Bank is unable after reasonable efforts to
- ----------------  -------
ascertain such rate, "LIBOR", with respect to such Interest Period, shall mean the lowest lending rate (expressed as an annual rate) that the Bank's Head Office of Bank in Boston is quoting at approximately 11:00 a.m. (Boston time) on the first day of such Interest Period to leading European banks for loans in Dollars for such period and in such amount.

     LIBOR Rate Loan.  Any Revolving Credit Loans bearing interest determined
     ---------------
with reference to LIBOR.

     Lien.  With respect to any Person, (i) any encumbrance, mortgage, pledge,
     ----
lien, charge or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) any arrangement or agreement that prohibits such Person from creating encumbrances, mortgages, pledges, liens, charges or security interests; (iii) the acquisition of, or the agreement or option to acquire, any property or assets upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and (iv) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such Person, with or without recourse.

     Loan Documents.  This Agreement, the Note, the Security Agreement, the
     --------------
Subordination Agreement(s), and any other Security Documents, and each of the other documents, agreements and certificates executed by Borrower or any Subsidiary or Affiliate, thereof and delivered to Bank in connection with or with regard to the Revolving Credit Loans.

     Loan Request.  See Section 2.6.
     ------------

     Loan(s).  The Revolving Credit Loans to be made by the Bank hereunder.
     -------

     London Banking Day means any day on which dealings in deposits in Dollars
     ------------------
are transacted in the London interbank market.

     Maturity Date.  June 30, 2000, or such earlier date on which the Loans
     -------------
shall become due and payable pursuant to the terms hereof, including, without limitation, after acceleration.

     Minimum Trading Assets.  At the time of any determination the sum of the
     ----------------------
value of all outstanding Accounts and the value of all Inventory determined in accordance with generally accepted accounting principles.

     Multiemployer Plan.  Any multiemployer plan within the meaning of Section
     ------------------
3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     New Computer System.  A new MIS Computer, new computer systems and related
     -------------------
software acquired or developed in connection with or related thereto.

     Note.  See Section 2.4.
     ----

     Note(s).  The Revolving Credit Note or Notes.
     -------

     Notice of Borrowing.  See Section 2.6.
     -------------------

     Obligations.  All indebtedness, obligations and liabilities of the Borrower
     -----------
and its Subsidiaries to the Bank under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Note or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

     Operating Cash Flow means for any period on a consolidated basis, the total
     -------------------
of: (i) EBITDA minus (ii) income taxes paid in cash for such period, minus (iii)
               -----                                                 -----
the difference determined by calculating (x) Capital Expenditures minus (y)
                                                                  -----
Excluded Capital Expenditures.

     Outstanding or outstanding.  With respect to the Loans, the aggregate
     --------------------------
unpaid principal thereof as of any date of determination.

     Paydown Restriction Agreement.  That paydown restriction agreement dated
     -----------------------------
the date hereof by and among the Bank, Summit (any one or all of them) and The Bear Stearns Companies, Inc.

     PBGC.  The Pension Benefit Guaranty Corporation created by Section 4002 of
     ----
ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by Section 8.2.

     Person.  Any individual, corporation, partnership, trust, unincorporated
     ------
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Property.  All interests of the Borrower in real or personal property now
     --------
owned or hereafter acquired, including, without limitation, all property in which the Borrower grants a security interest in the Security Agreement.

     Real Estate.  All real property at any time owned or leased (as lessee or
     -----------
sublessee) by the Borrower or any of its Subsidiaries.

     Record.  The grid attached to any Note, or the continuation of such grid,
     ------
or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loan.

     Release.  See Section 6.18(c)(iii).
     -------

     Required Distributions.  Those subchapter S corporation (as defined in the
     ----------------------
Code) distributions made to pay solely a shareholder's additional tax liability arising from the reporting of total profits of Borrower, the amount of which Distributions is confirmed by a letter from Arthur Andersen LLC certifying to the Borrower and the Bank the amount of such liability.

     Reserve Adjusted LIBOR.  Applicable to any Interest Period, shall mean a
     ----------------------
rate per annum determined pursuant to the following formula:

                                    [LIBOR]
                                ---------------
                       RAL =   [1.00 - RP]

     The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.

           RAL      = Reserved Adjusted LIBOR

          LIBOR     = as defined herein

           RP       = Reserve Percentage

     Reserve Adjusted Libor shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     "Reserve Percentage" applicable to any Interest Period means the rate
      ------------------
(expressed as a decimal) applicable to the Bank during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Bank with respect to "Eurocurrency Liabilities" as that term is defined under such regulations.

     Revolving Credit Loans.  Revolving credit loans made or to be made by the
     ----------------------
Bank to the Borrower pursuant to Section 2.

     Revolving Credit Note Record.  A Record with respect to the Revolving
     ----------------------------
Credit Note.

     Security Agreement.  The Pledge and Security Agreement - All Assets by and
     ------------------
between the Borrower and the Bank, pursuant to which the Borrower has conveyed the Collateral as security for the Obligations.

     Security Documents.  The Security Agreement, the Subordination
     ------------------
Agreement(s), and the Lease Collateral Agreements, including, without limitation, UCC-1 financing statements, executed and delivered in connection therewith.

     Senior Debt shall mean:
     -----------

     (i) Indebtedness in respect of borrowed money other than the Subordinated Debt;

     (ii)  Indebtedness in respect of Capitalized Lease Obligations;

     (iii) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business); and

     (iv)  Indebtedness in respect of unfunded pension liabilities.

     Senior Debt Service means, for any period, (i) the sum of Senior Interest
     -------------------
Expense for such period, plus (ii) the aggregate amount of all mandatory reductions made or to be made to reduce the principal amount outstanding to the Stated Maximum for such period, plus (iii) the aggregate amount of principal paid or to be paid under the Senior Debt.

     Senior Interest Expense means, for any period, the aggregate amount of
     -----------------------
interest paid or to be paid in cash under the Senior Debt for such period.

     Series A Preferred Stock.  The Series A Redeemable Preferred Stock issued
     ------------------------
by the Borrower, including, without limitation, pursuant to the Acquisition Agreement.

     Stated Maximum.  See Section 2.1.
     --------------

     Subordinated Debt.  Any Indebtedness of Borrower or any Subsidiaries
     -----------------
(including, for purposes of determining payments which are subordinate to the Senior Debt, any payments made or to be made under the Series A Preferred Stock being issued in connection with the transactions contemplated in the Acquisition Agreement) which is expressly made subordinate to or is intended to be subordinate and junior to the Senior Debt.

     Subordination Agreements.  The Subordination Agreement dated or to be dated
     ------------------------
on or prior to the Closing Date, among the Bank and the Borrower's Key Officers and Summit (collectively, the "Creditors") and the Borrower in form and substance satisfactory to the Bank, pursuant to which the rights of the Creditors against the Borrower with reference to indebtedness of the Borrower to such Creditors are subordinated to the rights of the Bank against the Borrower with reference to the Borrower's Indebtedness to the Bank, individually or collectively and the Paydown Restriction Agreement.

     Subsidiary.  Any corporation, association, partnership, trust, or other
     ----------
business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     Summit.  Summit Ventures III, L.P., Summit Investors II, L.P. and Summit
     ------
Subordinated Debt Fund, L.P.

     Tier I Amount.  An amount equal to the sum of (x) eighty percent (80%) of
     -------------
Eligible Accounts Receivable plus (y) fifty percent (50%) of Eligible Inventory.
                             ----

     Total Debt shall mean total Indebtedness minus the redemption price of the
     ----------
Series A Preferred Stock.

     Total Debt Service.  For any period, the sum of (i) Total Interest Expense
     ------------------
for such period plus (ii) the aggregate amount of all mandatory reductions made or to be made to reduce the principal amount outstanding to the Stated Maximum for such period plus (iii) the aggregate amount of principal paid or to be paid under the Senior Debt plus (iv) all payments made or required to be made under the Subordinated Debt including, without limitation, any Distributions made or required to be made under any preferred stock of the Borrower or otherwise permitted hereunder for such period (excluding those already included in Total Interest Expense).

     Total Interest Expense.  For any period, the aggregate amount of (i) Senior
     ----------------------
Interest Expense paid or to be paid in cash, including payments in the nature of interest under Capitalized Leases, accrued by the Borrower on a consolidated basis (whether such interest is reflected as an item of expense or capitalized) and (ii) interest on the Subordinated Indebtedness, including, without limitation, under the Subordinated Debt, but excluding any dividends paid on the Series A Preferred Stock through the issuance of additional capital stock.

     Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a
     ----
LIBOR Rate Loan.

     UCC.  The Uniform Commercial Code as in effect in the Commonwealth of
     ---
Massachusetts or any other applicable jurisdiction, provided, however, that with
                                                    --------  -------
respect to the perfection of the Bank's Lien in the Collateral and the effect or non-perfection thereof, the term Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in any jurisdiction, the laws of which are made applicable by Section 9-103 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts.

     Voting Interests.  Stock or similar ownership interests, of any class or
     ----------------
classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     1.2  Rules of Interpretation.
          -----------------------

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b)  The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

     (f)  The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

     (h) Reference to a particular "section" or "Section" refers to that numbered section of this Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

2.   THE REVOLVING CREDIT FACILITY.
     -----------------------------

     2.1  Commitment to Lend.
          ------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties and covenants of the Borrower herein, and so long as no Default exists, the Bank agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Bank given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time in an amount equal to the lesser of (a) the Stated Maximum (defined below) or (b) the reduced Commitment amount specified by Borrower pursuant to Section 2.3, provided that the sum of the outstanding amount of the Revolving Credit Loans shall not at any time exceed the Commitment. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 10 and 11, in the case of the initial Revolving Credit Loan, and Section 11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     (b) The term "Stated Maximum" shall mean, during any period, an amount equal to the amount specified in the table below for such period.

     Period                                  Stated Maximum
     ------                                  --------------

     July 3, 1995 -
       March 1, 1996                         $16,000,000.00

     March 2, 1996 -
       August 30, 1996                       $15,375,000.00

     August 31, 1996 -
       February 28, 1997                     $14,750,000.00

     March 1, 1997 -
       August 29, 1997                       $14,000,000.00

     August 30, 1997 -
       February 27, 1998                     $13,250,000.00

     February 28, 1998 -
       August 28, 1998                       $12,000,000.00

     August 29, 1998 -
       February 26, 1999                     $10,750,000.00

     February 27, 1999 -
       August 27, 1999                       $ 9,500,000.00

     August 28, 1999
       and thereafter                        $ 8,250,000.00

     2.2  Commitment Fee.  The Borrower shall pay to the Bank a commitment fee
          --------------
calculated at the rate of three-eighths of one percent (0.375%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Maturity Date by which the Commitment exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof (meaning, the first payment is due on October 1, 1995), with a final payment on the Maturity Date or any earlier date on which the Commitment shall terminate.

     2.3  Reduction of Commitment.  Subject to the payment of any fees required
          -----------------------
hereunder for prepaying any LIBOR Rate Loans, the Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written irrevocable notice to the Bank to reduce by $250,000.00 or an integral multiple of $100,000.00 in excess thereof or terminate entirely the unborrowed portion of the Commitment, whereupon the Commitment shall irrevocably be reduced by the amount specified in such notice or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Bank the full amount of any commitment fee derived pursuant to Section 2.2 and then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated.

     2.4  The Revolving Credit Note.  The Revolving Credit Loans shall be
          -------------------------
evidenced by a promissory note of the Borrower in substantially the form of Exhibit A hereto (the "Note"), dated as of the Closing Date and completed with appropriate insertions. The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Note, an appropriate notation on the Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.5  Interest on Revolving Credit Loans.
          ----------------------------------

     Unless an Event of Default shall have occurred and the Default Rate applies, and subject to the limitation as to the number of different maturities of LIBOR Rate Loans outstanding at any one time, set forth in Section 2.6, all Revolving Credit Loans shall bear interest as follows:

     (1) for the aggregate principal outstanding at any one time which is equal to or less than the Tier I Amount, at the election of the Borrower, either:

          (i)    the Base Rate; or

     (ii) Reserve Adjusted LIBOR plus two hundred (200) basis points; and

     (2) for the aggregate principal outstanding at any time which is in excess of the Tier I Amount, at the election of the Borrower, either:

          (i)    the Base Rate plus one-half of one percent (0.5%); or

    (ii)  Reserve Adjusted LIBOR plus two hundred fifty (250) basis points.

     2.6  Requests for Revolving Credit Loans; Type of Loan.
          -------------------------------------------------

     (a) Whenever Borrower desires to obtain or continue a Revolving Credit Loan hereunder or convert an outstanding Revolving Credit Loan into a Revolving Credit Loan of another type pursuant to Section 2.1(c), Borrower shall notify ("Notice of Borrowing) in the form annexed hereto as Exhibit C together with a Tier I Amount Report in the form annexed as Exhibit

D, as of the date of the Notice of Borrowing, Bank by written notice (which notice shall be irrevocable and may be provided by telecopy) received no later than 12:00 p.m. noon Boston time on the Business Day on which the requested Revolving Credit Loan is to be made or continued as or converted to a Base Rate Loan and in the case of a LIBOR Rate Loan received no later than 10:00 a.m. Boston time on the date three (3) Business Days before the day on which the requested Revolving Credit Loan is to be made or continued as or converted to a LIBOR Rate Loan. For purposes of the Notice of Borrowing for a LIBOR Rate Loan, such notice must specify: (i) the Interest Period of one, two, three or six months, provided LIBOR Rate Loans shall be limited to not more than six (6) different maturities at any time; and (ii) the minimum of the outstanding principal Borrower wishes the LIBOR Rate to apply to, provided such borrowing
                                                      --------
shall be in the minimum amounts of $500,000.00 and in integrals of $50,000.00 above such amount. If Bank does not receive a Notice of Borrowing containing an Interest Period for a LIBOR Rate Loan within the applicable time limits set forth herein, or if when a Notice of Borrowing must be given, a Default exists, Borrower shall be deemed to have elected to borrow or to convert such Revolving Credit Loan, in whole, into a Base Rate Loan on the last day of the then current Interest Period. Each Notice of Borrowing shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Bank on the applicable Drawdown Date. Each Revolving Credit Loan will be made at the Bank's Head Office by depositing the amount thereof to a demand deposit account of the Borrower with the Bank.

     (b) Provided that no Default shall have occurred and be continuing or no Event of Default has occurred, Borrower may convert all or any part of (in the minimum amount of $500,000.00 and in integral multiples of $50,000.00 above such amount) of any Base Rate Loan into a LIBOR Rate Loan (provided no more than six
(6) Interest Periods for a LIBOR Rate Loan shall be outstanding at any time), or any LIBOR Rate Loan into a Base Rate Loan on any Business Day (which, in the case of a conversion of a LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan).

     2.7  One Loan.  All extensions of credit by the Bank to Borrower under the
          --------
Revolving Credit Note and all other Obligations to the Bank under this Agreement and any of the Loan Documents shall constitute one general obligation secured by the security interest in all of the Collateral and by all other security interests, liens, claims, and encumbrances heretofore, now, or at any time or times hereafter granted by Borrower and its Subsidiaries to the Bank. Borrower agrees that all of the rights of the Bank set forth in this Agreement shall apply to any modification of or supplement to this Agreement, any supplements or exhibits hereto, and other agreements, unless otherwise agreed in writing.

3.   REPAYMENT OF THE LOANS.
     ----------------------

     3.1  Maturity.  The Borrower promises to pay on the Maturity Date, and
          --------
there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and costs, expenses and charges due under the Loan Documents.

     3.2  Mandatory Repayments of Revolving Credit Loans.  If at any time the
          ----------------------------------------------
sum of the outstanding amount of the Revolving Credit Loans exceeds the Commitment (as the same may be reduced by changes in the Stated Maximum, including, without limitation, by reductions in the Commitment as provided in
Section 2.3), then the Borrower shall immediately, without demand therefor, pay the amount of such excess to the Bank for application to the Revolving Credit Loans.

     3.3  Optional Repayments of Loans.  The Borrower shall have the right, at
          ----------------------------
its election, to repay the outstanding amount of the Base Rate Loans, as a whole or in part, at any time without penalty or premium. Not later than 1:00 p.m. (Boston time) on the requested date of prepayment, the Borrower shall give to the Bank notice (which may be given by a telephone call and promptly confirmed in writing) of any prepayment pursuant to this Section 3.3, specifying the proposed date of payment and the principal amount to be paid. Each such partial prepayment of the Base Rate Loans shall be in an integral multiple of $50,000.00. Borrower shall not be permitted to prepay, in whole or in part, any LIBOR Rate Loans unless Borrower shall simultaneously with such prepayment pay to the Bank the breakage fee set forth in Section 4.10.

4.   CERTAIN GENERAL PROVISIONS.
     --------------------------

     4.1  Facility Fee.  The Borrower agrees to pay to the Bank at the Closing a
          ------------
facility fee in the amount of Eighty Thousand Dollars ($80,000.00). Such amount shall be deemed fully earned at the Closing and shall not be subject to rebate or return, in whole or in part.

     4.2  Funds for Payments.
          ------------------

     (a) All payments of principal, interest, commitment fees, facility fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank at Bank's Head Office, in each case in immediately available funds.

     (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     4.3  Computations.  All computations of interest on the Loans and of other
          ------------
fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall, except as otherwise provided in the case of a LIBOR Rate Loan, be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt by the Borrower of any notice from the Bank of such outstanding amount, the Borrower shall notify the Bank to the contrary.

     4.4  Additional Costs, Etc.  If any present or future applicable law, which
          ---------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Bank or taxes in lieu thereof), or

     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Loans or any other amounts payable to the Bank under this Agreement or the other Loan Documents, or

     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Bank, or

     (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans or commitments of which any of the Loans or the Commitment forms a part;

     and the result of any of the foregoing is

     (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or the Commitment, or

    (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Commitment or any of the Loans, or

     (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     4.5  Capital Adequacy.  If any present or future law, governmental rule,
          ----------------
regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Loans made or deemed to be made pursuant hereto, then the Bank may notify the Borrower of such fact, and the Borrower shall pay to the Bank from time to time on demand, as an additional fee payable hereunder, such amount as the Bank shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate the Bank in light of these circumstances for its increased costs of maintaining such capital. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     4.6  Certificate.  A certificate setting forth any additional amounts
          -----------
payable pursuant to Sections 4.4 or 4.5 and a brief explanation of such amounts which are due, submitted by the Bank to the Borrower, shall be prima facie evidence that such amounts are due and owing.

     4.7  Interest on Overdue Amounts.  Overdue principal and (to the extent
          ---------------------------
permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate ("Default Rate") per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

     4.8  Inability to Determine LIBOR.  In the event, prior to the commencement
          ----------------------------
of any Interest Period relating to any LIBOR Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Bank to make LIBOR Rate Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

     4.9  Illegality.  Notwithstanding any other provisions herein, if any
          ----------
present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for Bank to make or maintain LIBOR Rate Loans, Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of Bank to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Bank for the account of Bank, upon demand by Bank, any additional amounts necessary to compensate the Bank for any costs incurred by such Bank in making any conversion as such payments are described in accordance with 4.10, including any interest or fees payable by Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

     4.10 Indemnity.  If the Borrower shall at any time (a) repay or prepay any
          ---------
principal of any LIBOR Rate Loan on a date other than the last day of an Interest Period with respect thereto (as a consequence of acceleration, a mandatory repayment to reduce the principal outstanding to the Stated Maximum, or otherwise) or (b) for any reason fail to borrow or convert a LIBOR Rate Loan on the date specified therefor in any notice delivered by the Borrower to the Bank pursuant to Section 2.6. The Borrower shall indemnify the Bank, on demand made by the Bank, at any time and as often as the occasion therefor may arise, against all losses, costs or expenses which the Bank may at any time or from time to time occur as a consequence of such repayment, prepayment or failure to borrow. The amount of such losses, costs or expenses shall be an amount equal to the remainder, if any, of:

     (a) the total amount of interest which would otherwise have accrued hereunder on the principal so paid, not borrowed or converted at a rate equal to the interest rate which otherwise would have been applicable to such principal during the period (the "Reemployment Period").

               (i) in the case of any such repayment or prepayment, beginning on the date of such payment and ending on the last day of the applicable Interest Period of the amount so paid, or

               (ii) in the case of any such failure to borrow or convert, beginning on the date for the borrowing or conversion that shall have been requested in any notice of borrowing relating thereto and ending on the date that would have been the applicable last day of the Interest Period if such amount had been borrowed or converted; minus

     (b) an amount equal to the aggregate interest to be earned by the Bank by reinvesting the amount prepaid, repaid or not borrowed or converted, or the Reemployment Period at the yield to maturity on a United States treasury security selected by the Bank equal in amount to the amount prepaid, repaid, or not borrowed or converted and having a maturity approximately equal to the Reemployment Period.

5.   COLLATERAL SECURITY.  The Obligations shall be secured by a perfected first
     -------------------
priority security interest to be held by the Bank (subject only to Permitted Liens) in the Property of the Borrower, pursuant to the terms of the Security Documents.

6.   REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to
     ------------------------------
the Bank as follows (except as set forth on the respective Schedules attached hereto).

     6.1  Corporate Authority; Etc.
          -------------------------

     (a)  Incorporation; Good Standing.  The Borrower (i) is a Massachusetts
          ----------------------------
corporation, duly organized and existing pursuant to restated articles of organization filed with the Massachusetts Secretary of State on June 30, 1995, and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on the business, assets or financial condition of the Borrower.

     (b)  Authorization.  The execution, delivery and performance of this
          -------------
Agreement and the other Loan Documents to which the Borrower is to become a party and the repayment of the Loan (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings on the part of Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of the restated articles of organization or bylaws of, or any material agreement or other material instrument binding upon, the Borrower.

     (c)  Enforceability.  The execution and delivery of this Agreement and the
          --------------
other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     6.2  Governmental Approvals.  The execution, delivery and performance by
          ----------------------
the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of financing statements in the appropriate records offices with respect thereto and other than set forth in Schedule 6.2 hereof.

     6.3  Title to Properties; Leases.  Except as indicated on Schedule 6.3
          ---------------------------
hereto, the Borrower owns all of the assets relating to the Property reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, security interests, title retention agreements, liens or other encumbrances except Permitted Liens.

     6.4  Financial Statements.  The following financial statements have been
          --------------------
furnished to the Bank:

     (a) A consolidated balance sheet of the Borrower and its Subsidiaries (if any) as of the Balance Sheet Date, and a consolidated statement of income for the fiscal year ended September 3, 1994, accompanied by an auditor's report prepared without qualification by Borrower's independent certified public accountant, together with a statement by such auditors that the information in such balance sheet has been subjected to the auditing procedures applied in the audit of the basic financial statements and is fairly stated in all material respects in relation to the basic financial statements taken as a whole. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower or any of its Subsidiaries not disclosed in said balance sheet and the related notes thereto of a nature required by generally accepted accounting principles to be disclosed on a balance sheet and the notes thereto.

     (b) A consolidated balance sheet and a consolidated statement of income of the Borrower and its Subsidiaries for each of the fiscal quarters of the Borrower (if any) ended since the Balance Sheet Date, certified by Borrower's chief financial officer to have been prepared in accordance with generally accepted accounting principles consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and to fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal quarters then ended

(subject to year-end adjustments). There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such dates involving material amounts of a nature required by generally accepted accounting principles to be disclosed on a balance sheet and the notes thereto, known to the officers of the Borrower or any of its Subsidiaries, not disclosed in such balance sheets and the related notes thereto.

     6.5  No Material Changes, Etc.  Since the Balance Sheet Date, there has
          -------------------------
occurred no materially adverse change in the financial condition or business of the Borrower or its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower.

     6.6  Intellectual Property Rights.  Except as listed on Schedule 6.6: (a)
          ----------------------------
Borrower owns all "Intellectual Property" necessary for the conduct of its business, subject to no third party rights, license of any interest therein, or other agreement; (b) no Intellectual Property is subject to any pending or, to Borrower's knowledge, threatened challenge; (c) no claims, demands, suits, or proceedings are pending or, to Borrower's knowledge, threatened which challenge, or may impair Borrower's rights in, any Intellectual Property used in the conduct of Borrower's business; (d) Borrower has not infringed any Intellectual Property of other rights of any person, and the present conduct of Borrower's business does not infringe any such intellectual property or rights; (e) all patents, patent applications, registered trademarks (including service marks), and trademark applications for the United States or other jurisdictions owned by Borrower are listed on Schedule 6.6 and Borrower's Key Officers own no such patents, patent applications, registered trademarks or trademark applications. For this purpose "Intellectual Property" includes all of the following: domestic and foreign letters patent and patent applications; inventions, discoveries, and improvements, whether or not patentable; trade names, trademarks, trademark applications and registrations, service marks, and service mark applications and regulations; copyrights and copyright applications and registrations; and trade secrets and other proprietary information, including without limitation, the patents and patent applications listed on Schedule 6.6.

     6.7  Litigation.  Except as stated on Schedule 6.7, there are no actions,
          ----------
suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrower and its Subsidiaries to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

       6.8  No Materially Adverse Contracts, Etc.  Neither the Borrower nor any
            -------------------------------------
of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or its Subsidiaries.

       6.9  Compliance With Other Instruments, Laws, Etc.  Neither the Borrower
            ---------------------------------------------
nor any of its Subsidiaries is in violation of any provision of its articles of organization, charter or other organization documents, or by-laws, or any material agreement or material instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or its Subsidiaries.

       6.10 Tax Status.  The Borrower (a) has made or filed all federal and
            ----------
state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction other than those set forth on Schedule 6.10.

       6.11 No Event of Default.  No Default or Event of Default has occurred
            -------------------
and is continuing.

       6.12 Holding Company and Investment Company Acts.  Neither the Borrower
            -------------------------------------------
nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

       6.13 Absence of UCC Financing Statements, Etc.  Except with respect to
            ----------------------------------------
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral of the Borrower or rights thereunder.

       6.14 Setoff, Etc.  The Collateral and the rights of the Bank with respect
            ------------
to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

       6.15 Certain Transactions.  Except as set forth on Schedule 6.15, none of
            --------------------
the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

       6.16 Employee Benefit Plans; Multiemployer Plans; Guaranteed Pension
            ---------------------------------------------------------------
Plans. Except as set forth on Schedule 6.16, neither the Borrower nor any ERISA
- -----
Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

       6.17 Regulations U and X.  No portion of any Loan is to be used for the
            -------------------
purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

       6.18 Environmental Compliance.  The Borrower has taken all necessary
            ------------------------
steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations and warranties, subject to all disclosures set forth on Schedule 6.18.

       (a) To the best of the Borrower's knowledge with respect to any Real Estate, none of the Borrower, its Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation involves any of the Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

       (b) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities

List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. 9601(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

       (c)  To the best of the Borrower's knowledge with respect to any Real
            Estate:

       (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate;

 (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;

(iii) there has been no release i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, which Release would in the case of such other properties have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;

 (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and

  (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws.

       (d) Neither the Borrower nor the Real Estate currently leased or used by Borrower is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

       6.19 Subsidiaries.  The Borrower has no Subsidiaries.
            ------------

       6.20 Loan Documents.  All of the representations and warranties of the
            --------------
Borrower made in the Security Agreement and the other Loan Documents or any document or instrument delivered to the Bank pursuant to or in connection with any of such Loan Documents are true, accurate and correct in all material respects.

       6.21 Acquisition Agreement; Debenture Agreement.  The representations and
            ------------------------------------------
warranties of the Borrower in the Acquisition Agreement and the Debenture Agreement are true, accurate and complete in all material respects, and, to the best of Borrower's knowledge, the representations and warranties of Borrower's Key Officers in the Acquisition Agreement and the Debenture Agreement are true, accurate and complete in all material respects.

       6.22 Real Property; Leases.  Neither the Borrower, nor any of its
            ---------------------
Subsidiaries is the fee owner of any real property or has any beneficial interest in any fee owner. Borrower is the lessee under the Leases as described on Schedule 6.22. The Leases reflected on such schedule constitute the sole agreements and understandings relating to leasing or licensing of space by the Borrower or its Subsidiaries. The Borrower has delivered to the Bank a true and complete copy of all Leases. Except as set forth in Schedule 6.22, the Leases are in full force and effect, in accordance with their respective terms, without any payment default or any other material default by the Borrower thereunder, and the Borrower has not given or made, or received, any notice of default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases and, to the best of the Borrower's knowledge there is no basis for any such claim or notice of default by any lessor. No leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases.

       6.23 Chief Place of Business; Locations of Property.  As of the date
            ----------------------------------------------
hereof (i) the chief executive office of Borrower is located at 75 October Hill Road, Holliston, Massachusetts; (ii) the principal place of business of Borrower is at 75 October Hill Road, Holliston, Massachusetts; (iii) the principal books and records of the Borrower and all records of Accounts are located at 75 October Hill Road, Holliston, Massachusetts; (iv) all other property of the Borrower, including, without limitation, all Inventory and Equipment are located at 75 October Hill Road, Holliston, Massachusetts and at such locations as set forth on Schedule 6.22 annexed; and (v) there is no other office or place of business at which Borrower conducts business.

       6.24 Fiscal Quarters.  Attached as Schedule 6.24 are the fiscal quarter
            ---------------
end dates of the Borrower.

7.     AFFIRMATIVE COVENANTS OF THE BORROWER.  The Borrower covenants and agrees
       -------------------------------------
that, so long as any Loan or Note is outstanding or the Bank has any obligation to make any Loans:

       7.1  Punctual Payment.  The Borrower will duly and punctually pay or
            ----------------
cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Note, as well as all other sums owing pursuant to the Loan Documents.

       7.2  Maintenance of Office; Business Name.  The Borrower will maintain
            ------------------------------------
its chief executive office in Holliston, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made. As of the date of this Agreement, the Borrower conducts business only under its own name and Home Health Direct. The Borrower will not change its name, identity or structure in any manner which might make any financing or continuation statement filed in respect of the Collateral ineffective or misleading within the meaning of
Section 9-402(7) (or any other applicable provision) of the UCC, unless the Borrower shall have given the Bank at least thirty (30) days' prior written notice thereof.

       7.3  Records and Accounts.  The Borrower will (a) keep, and cause each of
            --------------------
its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

       7.4  Financial Statements, Certificates and Information.  The Borrower
            --------------------------------------------------
will deliver to the Bank:

       (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income and changes in shareholders' equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Arthur Andersen, LLC or other independent certified public accountant of the Borrower reasonably acceptable to the Bank, together with a written statement from such accountants to the effect that they have read a copy of Sections 8.1 (Restrictions on Indebtedness, 8.2 (Restrictions on Liens), 8.3 (Restrictions on Investments), 8.4 (Merger; Consolidation), 8.5 (Sale Leaseback), 8.7 (Distributions), 8.8 (Change to Fiscal Year), 9.1 (Senior Debt Service Coverage), 9.2 (Minimum Net Income), 9.3 (Total Debt Service Coverage), 9.4 (Leverage Ratio) and 9.5 (Minimum Trading Assets) (collectively, the

"Accounting Review Sections") of this Agreement (and such other provisions of this Agreement to which reference is made in such sections or which define terms used therein and the definitions of "Default" and "Event of Default"), and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default with respect to the provisions of the Accounting Review Sections, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default with respect to the Accounting Review Sections they shall disclose in such statement any such Default or Event of Default, together with a certification by the Borrower's chief financial officer, substantially in the form annexed as Exhibit B, that the information contained in such statements is true, correct and complete and fairly presents the operations of the Borrower in all material respects for such period;

       (b)  as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in a manner as will fairly and consistently state the financial condition and operations of Borrower consistent with the annual audited balance sheets and statement and previously-submitted quarterly statements, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries in all material respects on the date thereof (subject to year-end accruals and adjustments);

       (c)  as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year of the Borrower and within ninety (90) days after the end of Borrower's Fiscal Year, copies of a statement of Consolidated Net Income and Operating Cash Flow for such fiscal quarter, prepared on a basis consistent with the statement furnished pursuant to Section 6.4(c) together with a certification by the Borrower's chief financial officer, substantially in the form annexed as Exhibit B, that the information contained in such statement is true, correct, and complete in all material respects, and fairly presents the operations of the Borrower for such period;

       (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in form and substance reasonably acceptable to the Bank signed by the principal financial or accounting officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 9.1 through 9.3 (as applicable) and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

       (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the shareholders of the Borrower;

       (f) from time to time such other financial data and information (including accountants' management letters) as the Bank may reasonably request; and

       (g) in addition to the delivery in connection with a LIBOR Rate Loan, within twenty (20) days following the end of each calendar month or more frequently as the Bank may from time to time request the Borrower shall deliver to the Bank a Tier I Amount Report in the form annexed as Exhibit D dated as of the end of the prior calendar month calculating the Tier I Amounts as of such date.

       7.5  Notices.
            -------

       (a)  Defaults.  The Borrower will promptly notify the Bank in writing of
            --------
the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

       (b)  Environmental Events.  The Borrower will promptly give notice to the
            --------------------
Bank (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves the Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries taken as a whole, or the Bank's security interests pursuant to the Security Documents.

       (c)  Notification of Claims against Collateral.  The Borrower will,
            -----------------------------------------
immediately upon becoming aware thereof, notify the Bank in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Bank with respect to the Collateral, are subject.

       (d) Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Bank in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Bank, in writing, in form and detail reasonably satisfactory to the Bank, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $50,000.00.

       7.6  Existence; Maintenance of Properties.  The Borrower will do or cause
            ------------------------------------
to be done all things necessary to preserve and keep in full force and effect its existence as a Massachusetts corporation. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries material to the business and financial affairs of the Borrower. The Borrower (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, reasonable wear and tear excepted, and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

       7.7  Insurance.  The Borrower shall keep adequately insured by
            ---------
financially sound and responsible insurers (a) all property owned or leased by it and all property of an insurable nature, such insurance to be in at least such amounts and covering loss or damage from at least such risks and hazards (including, without limitation, business interruption insurance and use and occupancy insurance) as are usually insured against in the same geographic areas by companies engaged in similar businesses and such other insurance as is reasonably required by the Bank, (b) all liabilities of Borrower for damage to property, death or bodily injury, including, without limitation, product liability insurance, insurance required under all applicable workmen's compensation laws, and insurance for such liabilities resulting from, caused by or arising out of any product manufactured or sold by any predecessor of Borrower or by Borrower, all such insurance to be in at least such amounts as are usually insured against by companies engaged in the same or similar businesses and in any event as reasonably required by the Bank.

            All property, fire and casualty policies of insurance shall (i) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Bank of written notice thereof; (ii) waive any right of subrogation of the insurer against, or any right of set-off, counterclaim or any other deduction in respect of any liability of, the Bank to such insurer; and (iii) be otherwise satisfactory in all respects to the Bank. The Borrower shall provide the Bank promptly copies of all notices to the Borrower of any default or other act or omission by the Borrower which might invalidate or render unenforceable, in whole or in part, such policy or result in the lapse thereof.

            Each liability policy shall be primary without right of contribution from any other insurance policy which is carried by the Borrower or any other Person to the extent that such other insurance policy provides the Borrower or other Person with contingent or excess insurance with respect to its interest in the insured property and shall expressly provide that all of the provisions thereof, except the limits on liability, shall operate in the same manner as if there were a separate policy covering each insured. Borrower shall, if so requested by the Bank, deliver to the Bank as often as the Bank may reasonably request a report of a reputable insurance broker with respect to the insurance on the property insured. Borrower shall upon request of the Bank at any time furnish to Bank insurance certificates for such insurance.

            The Borrower shall name the Bank, its successors and assigns, ATIMA, as loss-payee on such policies of insurance.

       7.8  Taxes.  The Borrower will duly pay and discharge, or cause to be
            -----
paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim with respect to real property need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

       7.9  Inspection of Properties and Books.  The Borrower shall permit the
            ----------------------------------
Bank, through the Bank or any of the Bank's other designated representatives, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries during normal business hours of the Borrower as the Bank may reasonably request, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may reasonably request, provided, however, that so long as no Event of Default shall have occurred, the
- -----------------
Bank shall conduct a commercial field audit exam at Borrower's expense, no more frequently than once every twelve (12) consecutive months.

       7.10 Compliance with Laws, Contracts, Licenses, and Permits.  The
            ------------------------------------------------------
Borrower will comply with, and will cause each of its Subsidiaries to comply in all material respects with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of its articles of organization and other charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If at any time while any Loan or Note is outstanding or the Bank shall have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

       7.11 Use of Proceeds.  The Borrower will use the proceeds of the Loans
            ---------------
solely for redemption of shares of the Borrower owned by Herbert P. Gray, Donald
H. Benovitz, Melvin Aronson, Patrick Bohan, and Stephen Aschettino, transaction expenses in connection with the closing of the Loan hereunder and the expenses in connection with the Acquisition Agreement, and for working capital.

       7.12 Further Assurances.  The Borrower will cooperate with, and will
            ------------------
cause each of its Subsidiaries to cooperate with the Bank and execute such further instruments and documents as the Bank shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

       7.13 Maintenance of Liens of Security Documents.  Without limitation on
            ------------------------------------------
the provisions of the Security Agreement: Borrower shall promptly, upon the reasonable request of the Bank and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise necessary or desirable in the opinion of the Bank for the creation, preservation and/or perfection of the liens purported to be created by the Security Documents, if any. If any of Borrower's property shall be or become evidenced by any negotiable document of title, promissory note or other instrument, such document, note or instrument shall immediately be delivered to the Bank, duly endorsed in a manner satisfactory to the Bank. Borrower shall, at the Bank's request, defend the right, title and interest of the Bank in and to any of the property which is the subject of the Security Documents against the claims and demands of all Persons except claims of Persons with liens permitted hereunder.

       7.14 Equipment Not to Become Fixtures.  At the request of the Bank,
            ---------------------------------
Borrower will use its best efforts to obtain waivers or subordinations of lien, in form satisfactory to the Bank, from each lessor and each lessor's mortgagee of real property on which any material amount of the equipment is or may be located.

       7.15 Verification of Accounts.  After the occurrence of an Event of
            -------------------------
Default, the Bank shall have the right, at any time or times, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, or in person.

       7.16 Key Man Life Insurance.  Borrower shall pay all premiums when such
            ----------------------
are due and payable and maintain, with a reputable insurer satisfactory to the Bank, life insurance policies on Herbert P. Gray and Donald H. Benovitz (the "Key Man Life Insurance Policies") in the minimum amount for each policy of One Million Dollars ($1,000,000.00) and naming the Bank as loss payee and take all action necessary to preserve and maintain the Key Man Life Insurance Policies, for so long as each respective Borrower's Key Officer shall continue to be employed by the Borrower or its Subsidiaries. The proceeds of such insurance shall be applied by the Bank to reduce the amount outstanding under the Loans, but such application shall not reduce the Commitment. At the time that the Borrower purchases a key man life insurance policy on any employee, the Borrower shall forthwith assign such policy to the Bank as collateral security for the Borrower's Obligations to the Bank.

8.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  The Borrower covenants and
       ------------------------------------------
agrees that, so long as any Loan or Note is outstanding or the Bank has any obligation to make any Loans:

       8.1  Restrictions on Indebtedness.  The Borrower will not, and will not
            ----------------------------
permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

       (a)  the Obligations;

       (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

       (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

       (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

       (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

       (f) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or any Subsidiary of the Borrower, or in respect of any Capitalized Leases, provided that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of (i) $600,000.00 for the New Computer System expenses and (ii) Seven Hundred Fifty Thousand Dollars ($750,000.00) outstanding at any one time for Capital Expenditures other than in
(i) immediately preceding;

       (g) Indebtedness in respect of obligations outstanding on the Closing Date and described on Schedule 8.1 and any refinancing or extension thereof which is no more onerous in any material respect to the Borrower than the then outstanding Indebtedness and which does not increase the principal amount of such Indebtedness.

       (h) Indebtedness with respect to deferred compensation in the ordinary course of business and Indebtedness with respect to employee benefit programs (including liabilities in respect of deferred compensation, pension or severance benefits, early termination benefits, disability benefits, vacation benefits and tuition benefits) incurred in the ordinary course of business;

       (i) Indebtedness in respect of customer advances and deposits, deferred income, deferred taxes and other deferred credits arising in the ordinary course of business;

       (j) Indebtedness relating to deferred gains and deferred taxes existing as of the Closing Date or arising in connection with sales of assets which are permitted hereunder; and

       (k)  Indebtedness in respect of the Subordinated Debt.

       8.2  Restrictions on Liens, Etc.  The Borrower will not, and will not
            ---------------------------
permit any of its Subsidiaries to:

       (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom;

       (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors;

       (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (except as permitted in Section 8.1 above);

       (d) subject to Section 7.8, suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or

       (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse;

       Provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

       (i)    liens created in favor of the Bank;

  (ii) liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue or being contested in accordance with Section 7.8;

 (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

  (iv) landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party;

   (v) presently outstanding Liens listed on Schedule 8.2 hereto and renewals and extensions thereof, but not any increase thereof and on terms no more onerous than existing on the date hereof, provided, however, that the perfecting of any security interest by any Person listed on Schedule 8.2 is not permitted;

  (vi) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 8.1(f), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and renewals and extensions thereof, but not any increase thereof and on terms no more onerous than existing on the date hereof;

 (vii) liens of carriers, warehouseman, mechanics and similar Liens or deposits to secure the release thereof;

(viii) Capitalized Lease Obligations incurred after the Closing Date and purchase money security interests in or purchase money mortgages on real or personal property acquired after the Closing Date to secure purchase money indebtedness to the extent permitted by Section 8.1(f) incurred in connection with the acquisition of such property, which security interest or mortgages cover only the real or personal property so acquired and proceeds thereof and reasonable attachments and accessions thereto;

  (ix) other liens and encumbrances expressly permitted under the terms of the Security Agreement; and

   (x) Liens in respect of endorsements, utility and other deposits and bonds posted in the ordinary course of business.

       8.3  Restrictions on Investments.  The Borrower will not, and will not
            ---------------------------
permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

       (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

       (b) demand deposits, certificates of deposit and time deposits of: (x) any United States Bank that is a commercial bank having capital and surplus in excess of $1,000,000,000.00 and whose short-term commercial paper rating from Standard & Poor's Corporation is at least A-1 or the equivalent thereof or from Moodys Investors Services, Inc. of at least P-1 or the equivalent thereof;

       (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

       (d) Investments listed on Schedule 8.3 or other comparable institutional money market funds.

       (e) trade or customer accounts or notes receivable for inventory sold or leased or services rendered in the ordinary course of business;

       (f) advances to employees, agents and consultants in the ordinary course of business, including, but not limited to, travel, payroll and other expenses incurred in the ordinary course of business; and

       (g) Investments in Persons in the same line of business of the Borrower so long as after the making of such Investment no Default or Event of Default has occurred after giving effect to such Investment.

       8.4  Merger, Consolidation.  Except as permitted by Section 8.3(h), the
            ---------------------
Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices) except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or (ii) the merger or consolidation of two or more Subsidiaries of the Borrower. The Borrower shall not create any Subsidiaries without the prior written consent of the Bank which shall not be unreasonably withheld, conditioned or delayed.

       8.5  Sale and Leaseback.  The Borrower will not, and will not permit any
            ------------------
of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any

Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

       8.6  Compliance with Environmental Laws.  The Borrower will not, and will
            ----------------------------------
not permit any of its Subsidiaries to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance in all material respects with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in compliance in all material respects with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

       8.7  Distributions.
            -------------

       Borrower shall not make any Distributions, provided, however, that so
                                                  --------  -------
long as no Default exists or would be created thereby, and no Event of Default has occurred, the Borrower may make the following:

       (a) Distributions on Subordinated Debt to the extent permitted by the Bank in the Subordination Agreement.

       (b) Distributions made pursuant to the Acquisition Agreement on the Closing Date as permitted under Section 7.11 of this Agreement.

       (c) Distributions to employees made in accordance with the employment agreements executed pursuant to the Acquisition Agreement or on such other economic terms as reasonably approved by the Bank.

       (d) Distributions in respect of the redemption of capital stock of the Borrower from employees of the Borrower; provided, however, that the amount of
                                         --------  -------
all such Distributions shall not exceed, in the aggregate, $200,000.00 in any Fiscal Year.

       (e) Distributions to pay Required Distributions up to the aggregate amount of $1,400,000.00.

       (f) the Distribution of dividends payable only in shares of common stock of the Borrower;

       (g) Distributions to employees for travel expenses and related business entertainment and business expenses incurred in the ordinary course of business not to exceed in the aggregate $150,000.00 at any one time; and

       (h) Distributions in the ordinary course of business for salaries and bonuses to employees other than to Borrower's Key Officers.

       8.8  Change to Fiscal Year.  The Borrower shall not change its Fiscal
            ---------------------
Year without the prior consent of the Bank.

9.     FINANCIAL COVENANTS OF THE BORROWER.  The Borrower covenants and agrees
       -----------------------------------
that, so long as any principal is outstanding under the Note or the Bank has any obligation to make any Loans or the Commitment has not been terminated:

       9.1  Senior Debt Service Coverage.  On the last day of each fiscal
            ----------------------------
quarter of the Borrower, the ratio of Operating Cash Flow to Senior Debt Service for the period of the four (4) consecutive fiscal quarters of Borrower then ending (or such lesser period as set forth in this section), shall not be less than 1.3:1.0, provided, however:
              --------  -------

       (i) on the last day of the fiscal quarter ending December 2, 1995 such ratio shall be calculated based upon the one fiscal quarter then ending;

  (ii) on the last day of the fiscal quarter ending March 2, 1996, such ratio shall be calculated based upon the two fiscal quarters then ending; and

 (iii) on the last day of the fiscal quarter ending on or about May 31, 1996, such ratio shall be calculated based upon the three fiscal quarters then ending.

       9.2  Minimum Net Income.  The Borrower shall have Consolidated Net Income
            ------------------
for each of its fiscal quarters (treated as a single accounting period) of at least $1.00.

       9.3  Total Debt Service Coverage.  On the last day of each fiscal quarter
            ---------------------------
of the Borrower, the ratio of Operating Cash Flow to Total Debt Service for the period of the four (4) consecutive quarters of Borrower then ending (or such lesser period as set forth in this section), shall not be less than 1.1:1.0, provided, however:
- --------  -------

       (i) on the last day of the fiscal quarter ending December 2, 1995 such ratio shall be calculated based upon the one fiscal quarter then ending;

  (ii) on the last day of the fiscal quarter ending March 2, 1996, such ratio shall be calculated based upon the two fiscal quarters then ending; and

 (iii) on the last day of the fiscal quarter ending on or about May 31, 1996, such ratio shall be calculated based upon the three fiscal quarters then ending.

       9.4  Leverage Ratio.  On the last day of each fiscal quarter of the
            --------------
Borrower, the ratio of (x) Total Debt as of the last day of such fiscal quarter to (y) the sum of EBITDA for the period of the four (4) consecutive quarters of the Borrower then ending, shall not be more than the following:

               Period                             Ratio
               ------                             -----
       On the last day of the
       fiscal quarters ending:
       ----------------------

       September 3, 1995,
       December 2, 1995
       March 2, 1996
       and June 1, 1996                           5.50:1.00

       August 31, 1996
       November 30, 1996
       March 1, 1997
       and May 31, 1997                           4.70:1.00

       August 30, 1997
       November 30, 1997
       February 28, 1998
       and May 30, 1998                           4.00:1.00

       August 29, 1998
       November 28, 1998                          3.3:1.00
       February 27, 1999
       and May 29, 1999

       August 28, 1999 and                        3.0:1.00
       thereafter


       9.5  Minimum Trading Assets  The Borrower shall have Minimum
            ----------------------
Trading Assets for each of its fiscal quarters during the period set forth below as follows:


               Period                             Minimum Amount
               ------                             --------------
       Closing Date - 8/31/96                     $7,300,000.00
       9/1/96 - 8/30/97                           $8,500,000.00
       8/31/97 and thereafter                     $9,000,000.00

10.    CLOSING CONDITIONS.  The obligations of the Bank to make the initial
       ------------------
Revolving Credit Loans shall be subject to the satisfaction of the following conditions precedent on or prior to June 1, 1995:

       10.1 Loan Documents.  Each of the Loan Documents shall have been duly
            --------------
executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Bank, and the Bank shall have received a fully executed original of each such document.

       10.2 Certified Copies of Organization Documents.  The Bank shall have
            ------------------------------------------
received from the Borrower a copy, certified as of a recent date by the appropriate officer of the Secretary of State of Massachusetts to be true and complete, of the articles of organization and any other organization documents of Borrower as in effect on such date of certification.

       10.3 By-laws; Resolutions.  All action on the part of the Borrower
            --------------------
necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank. The Bank shall have received from the Borrower true copies of its by-laws and the resolutions adopted by its shareholders and board of directors authorizing the transactions described herein, each certified by its clerk or assistant clerk as of a recent date to be true and complete.

       10.4 Incumbency Certificate; Authorized Signers.  The Bank shall have
            ------------------------------------------
received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to make Loan Requests; and
(c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

       10.5 Validity of Liens.  The Security Documents shall be effective to
            -----------------
create in favor of the Bank a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Bank to protect and preserve such security interests shall have been duly effected. The Bank shall have received evidence thereof in form and substance satisfactory to the Bank.

       10.6 UCC Searches. The Bank shall have received UCC searches of records
            ------------
of applicable jurisdictions with respect to the Borrower, satisfactory to the Bank and showing no liens or encumbrances on the Collateral other than Permitted Loans.

       10.7 Leases.  The Bank shall have received from the Borrower true copies
            ------
of all Leases.

       10.8 Lease Collateral Agreements.  The Bank shall have received the Lease
            ---------------------------
Collateral Agreements, in form and substance satisfactory to the Bank.

       10.9 Certificates of Insurance.  The Bank shall have received (a)
            -------------------------
certified copies of all policies of insurance maintained by Borrower evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer, identifying insurers, types of insurance, insurance limits, and policy terms); and (b) such further information and certificates from Borrower, its insurers and insurance brokers as the Bank may request.

       10.10 Opinion of Counsel Concerning Organization and Loan Documents.  The
             -------------------------------------------------------------
Bank shall have received a favorable opinion from Borrower's counsel addressed to the Bank and dated as of the Closing Date, in form and substance satisfactory to the Bank and its counsel, as to the matters referred by the Bank.

       10.11 Payment of Fees.  The Borrower shall have paid to the Bank the
             ---------------
facility fee pursuant to Section 4.1, the commercial finance examination fee of the Bank, and the Bank's Special Counsel fees and expenses.

       10.12 Permit Assurances.  The Bank shall have received evidence
             -----------------
satisfactory to the Bank that all activities being conducted by the Borrower and its Subsidiaries which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect.

       10.13 Subordination Agreement(s).  The Subordination Agreement(s) shall
             --------------------------
have been duly executed and delivered to the Bank by the Creditors and all other necessary parties.

       10.14 Related Transactions.  The transactions contemplated by the
             --------------------
Acquisition Agreement and the Debenture Agreement shall have been consummated in accordance with the terms thereof and Summit shall have provided Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000.00) of subordinated debt to the Borrower, the Borrower's Key Officers shall have provided Two Million Five Hundred Thousand Dollars ($2,500,000.00) of subordinated debt seller financing and Summit shall have purchased and the Borrower sold an approximate amount of Six Million Six Hundred Fifty Thousand Dollars ($6,650,000.00) of preferred stock of the Borrower. The proceeds derived from the closing of the Acquisition Agreement and the Debenture Agreement shall be deposited with the Bank for disbursement together with the Revolving Credit Loan borrowed on the Closing Date in furtherance of the transaction contemplated by the Acquisition Agreement.

       10.15 Other Documents.  The Borrower shall have executed and delivered or
             ---------------
caused others to execute and deliver such other certificates, affidavits, agreements or documents as the Bank or its counsel may reasonably require.

11.    CONDITIONS TO ALL BORROWINGS.  The obligations of the Bank to make any
       ----------------------------
Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

       11.1 Representations True; No Event of Default.  Each of the
            -----------------------------------------
representations and warranties of the Borrower and its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except further for matters about which the Borrower has previously given the Bank adequate written notice and further except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Bank, if requested, shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect substantially in the form annexed hereto as Exhibit C.

       11.2 No Legal Impediment.  No change shall have occurred in any law or
            -------------------
regulations thereunder or interpretations thereof that in the reasonable opinion of the Bank would make it illegal for the Bank to make such Loan.

       11.3 Governmental Regulation.  The Bank shall have received such
            -----------------------
statements in substance and form reasonably satisfactory to the Bank as the Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

       11.4 Proceedings and Documents.  All proceedings in connection with the
            -------------------------
transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank and to the Bank's counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

12.    EVENTS OF DEFAULT; ACCELERATION; ETC.
       -------------------------------------

       12.1 Events of Default and Acceleration.  If any of the following events
            ----------------------------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

       (a)  the Borrower shall fail to make any payment in respect of:

            (i)    interest or any fee on or in respect of any of the Loan
                    Documents, including, without limitation, the Note, as the same shall become due and payable, and such failure shall continue for a period of three (3) Business Days; or

       (ii) principal of any of the Loan Documents owed by it as the same shall become due and payable, whether at the Maturity Date, or after acceleration, or the pay-down of amounts outstanding under the Note to the Stated Maximum;

       (b)  [intentionally not used];

       (c) the Borrower shall fail to comply with any of its covenants contained in 7.4, 7.5, 7.6, 7.7, 7.9, 7.11, 7.12, 7.13, 7.14, 8.1, 8.2, 8.3,
8.4, 8.5, 8.7, 9.1, 9.2, 9.3, 9.4 or 9.5 or any of the covenants contained in the Security Agreement within any applicable grace period contained in the Security Agreement;

       (d) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 12), and such failure shall not be rectified or cured to the written satisfaction of the Bank within thirty (30) days after notice thereof by the Bank to the Borrower;

       (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

       (f) the Key Man Life Insurance Policy of Herbert Gray and Donald H. Benovitz shall lapse or be terminated;

       (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

       (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, which remains undischarged for a period of sixty (60) days;

       (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate of $100,000.00;

       (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof (but the foregoing shall not apply to any such determination, judgment, order, decree or ruling invalidating any provision of the Loan Documents or severing such provision from such Loan Documents, provided that it does not materially adversely affect the rights, remedies and relationships established by the Loan Documents);

       (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Bank shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

       (l)  the occurrence of an Event of Default under the Subordinated Debt.

       (m) one or more changes in the Voting Interests of the Borrower which would result in Summit having beneficial ownership and control of less than fifty-one percent (51%) of the capital stock of Borrower;

then, and in any such event, so long as the same may be continuing, the Bank may by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank.

       12.2 Termination of Commitment.  If any one or more Events of Default
            -------------------------
specified in Sections 12.1(g) or 12.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and the Bank shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, then the Bank may by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Bank arising under other agreements or instruments.

       12.3 Remedies.  In case any one or more of the Events of Default shall
            --------
have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Bank may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Bank are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

       12.4 Distribution of Collateral Proceeds.  In the event that, following
            -----------------------------------
the occurrence or during the continuance of any Default or Event of Default, the Bank receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

       (a) First, to the payment of, or (as the case may be) the reimbursement of, the Bank for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Bank in connection with the collection of such monies by the Bank, for the exercise, protection or enforcement by the Bank of all or any of the rights, remedies, powers and privileges of the Bank under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Bank against any taxes or liens which by law shall have, or may have, priority over the rights of the Bank to such monies;

       (b) Second, to all other Obligations in such order or preference as the Bank may determine; and provided, further that the Bank may in its discretion make proper allowance to take into account any Obligations not then due and payable;

       (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Bank of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the UCC; and

       (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

       12.5 Event of Default Waiver.  If an Event of Default has occurred and
            -----------------------
the Bank waives by waiver or amendment, in its sole discretion, the occurrence of such Event of Default in writing to the Borrower, it shall be treated as in the same manner for purposes of the Loan Documents as a Default which the Borrower has cured within an applicable grace period. The foregoing provision does not obligate the Bank to provide any waivers of any Event of Default to the Borrower at any time and from time to time.

13.    SETOFF.  Regardless of the adequacy of any collateral, after the
       ------
occurrence of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from the Bank to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank.

14.    [Intentionally blank.]

15.    EXPENSES.  The Borrower agrees to pay:
       --------

       (a)  reserved;

       (b) any taxes (including any interest and penalties in respect thereto) payable by the Bank (other than taxes based upon the Bank's income or profits), including any filing, recording, mortgage, documentary or intangibles taxes in connection with the Security Agreement and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Bank after the Closing Date (the Borrower hereby agreeing to indemnify the Bank with respect thereto);

       (c) all title insurance premiums, appraisal fees, engineer's fees, and the reasonable fees, expenses and disbursements of the Bank's Special Counsel incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder;

       (d) the fees, expenses and disbursements of the Bank incurred by the Bank in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein;

       (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Bank and the fees and costs of appraisers, engineers, investment bankers or other experts retained by the Bank in connection with any such enforcement proceedings) incurred by the Bank in connection with:

                 (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default; and

            (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Bank's relationship with the Borrower or any of its Subsidiaries; and

       (f) all reasonable fees, expenses and disbursements of the Bank incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

16.    INDEMNIFICATION.  The Borrower agrees to indemnify and hold harmless the
       ---------------
Bank from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby (except to the extent such claims, damages, liabilities and expenses result from the Bank's gross negligence, bad faith or willful misconduct) including, without limitation (subject to the exceptions set forth above):

       (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans;

       (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral;

       (c) the Borrower or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents; or

       (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Bank hereunder.

17.    SURVIVAL OF COVENANTS, ETC.  All covenants, agreements, representations
       ---------------------------
and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Bank of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Bank hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.


18.    SUCCESSORS.  This Agreement shall be binding upon and inure to the
       ----------
benefit of Borrower, Bank and all future holders of the Note, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank. Borrower acknowledges that the Bank may, from time to time, sell participation interests in the Loan and Borrower's other obligations hereunder, to third parties, on such terms and conditions as the Bank may determine, and Borrower specifically consents thereto. The Bank may also from time to time assign its rights and delegate its obligations, including its obligation to make part or all of the Loans or grant part or all of any other financial accommodation under this Agreement, in which event Borrower shall only have recourse to the assignee for the performance of the Bank's obligation that have been so delegated.

For these purposes the Bank may disclose to an intended or actual participant or assignee all or any information supplied to the Bank by or on behalf of Borrower, provided that the Bank shall inform such recipients that such information is to be held in confidence.

19.    NOTICES, ETC.  Except as otherwise expressly provided in this Agreement,
       -------------
all notices and other communications made or required to be given pursuant to this Agreement or the Note shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

       (a) if to the Borrower, at 75 October Hill Road, Holliston, Massachusetts 01746, Attention: President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice (and Bank also shall use good-faith efforts to provide a copy of any such
        ---
notice to Borrower to the following additional address: Attn: Joseph F. Trustey, Summit Partners, One Boston Place, Boston, Massachusetts 02108, but the failure to give such additional notice shall not affect the effect or validity of any notice or other communication given to Borrower at the first address set forth above); and

       (b)  if to the Bank, at 100 Federal Street, Boston, Massachusetts 02110,
Attention: Gregory G. O'Brien, Director, or such other address for notice as the Bank shall last have furnished in writing to the Borrower.

       Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

20.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.  THIS AGREEMENT AND
       --------------------------------------------------
EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN
SECTION 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY

SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT
COURT.

21.    HEADINGS.  The captions in this Agreement are for convenience of
       --------
reference only and shall not define or limit the provisions hereof.

22.    COUNTERPARTS.  This Agreement and any amendment hereof may be executed in
       ------------
several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

23.    ENTIRE AGREEMENT, ETC.  The Loan Documents and any other documents
       ----------------------
executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 25.

24.    WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.  THE BORROWER HEREBY
       ----------------------------------------------
WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

25.    CONSENTS, AMENDMENTS, WAIVERS, ETC.  Except as otherwise expressly
       -----------------------------------
provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

26.    SEVERABILITY.  The provisions of this Agreement are severable, and if any
       ------------
one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

                               [END OF PAGE 56]

                     [SIGNATURE PAGE OF CREDIT AGREEMENT]

       IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                              SUBURBAN OSTOMY SUPPLY CO., INC.


                              By: /s/ Herbert Grey
                                 ---------------------------------
                                  Name:
                                  Title:
                                  Hereunto Duly Authorized


                              THE FIRST NATIONAL BANK OF BOSTON


                              By: /s/ Gregory G. O'Brien
                                 ---------------------------------
                                  Name:  Gregory G. O'Brien
                                  Title:  Director


                              Exhibit A
                         Revolving Credit Note
                              Exhibit B
                          Officer's Certificate
                              Exhibit C

                              NOTICE OF BORROWING
                              -------------------
                             (FOR LIBOR REQUESTS)

                       SUBURBAN OSTOMY SUPPLY CO., INC.


TO:    The First National Bank of Boston
       One Hundred Federal Street
       Boston, Massachusetts


       This Notice of Borrowing is being delivered pursuant to and in accordance with Section 2.6 of that certain Credit Agreement ("Loan Agreement") dated as of July 3, 1995 by and between Suburban Ostomy Supply Co., Inc. (the "Borrower") and The First National Bank of Boston (the "Bank"). Capitalized terms used herein but not otherwise defined herein shall have the meaning given such term in the Loan Agreement.

       This Notice of Borrowing constitutes the Borrower's irrevocable written request for a LIBOR Rate Revolving Credit Loan, as follows:


Tier I Amount loan availability     $____________

Tier I Amount loan outstanding
after giving effect to this request $____________


          Check One and Provide Amount:   Tier I Amount Request   $____________

                                          Tier II Amount Request  $____________




Interest Period:    _______________
                    (specify one, two, three or six months)

                       (one interest period per request)

       Pricing:

                    Tier  I Amount = Reserve Adjusted LIBOR + 200 BP

                    Tier II Amount = Reserve Adjusted LIBOR + 250 BP


                                    SUBURBAN OSTOMY SUPPLY CO., INC.


                                    By:_____________________________

                                   Exhibit D

                             TIER I AMOUNT REPORT
                             --------------------

                       SUBURBAN OSTOMY SUPPLY CO., INC.



TO:    The First National Bank of Boston
       One Hundred Federal Street
       Boston, Massachusetts  02110


       This certificate dated _________________ is furnished to the Bank pursuant to Section 2.6 or Section 7.4(g) of that certain credit agreement ("Credit Agreement") dated as of July 3, 1995 by and between SUBURBAN OSTOMY SUPPLY CO., INC. (the "Borrower") and the Bank. Capitalized terms not otherwise defined herein shall have the meaning given such term in the Credit Agreement.

       The Borrower hereby certifies as true and correct as follows:


   I.   Gross Accounts      $___________

        Eligible Accounts
        Receivable          $___________

                             Formula .80 X

                                      Accounts Availability   $__________

  II.   Gross Inventory     $___________

        Eligible Inventory  $__________

                            Formula .50 X

                                      Inventory Availability  $___________



Tier I Amount  =  Accounts Availability  + Inventory Availability

______________ =  ______________________ + ______________________

                                        SUBURBAN OSTOMY SUPPLY CO., INC.


                                        By:_____________________________


                                 Schedule 6.2
                       Government Approvals Schedule 6.3
                          Title to Properties; Leases
                                 Schedule 6.6
                             Intellectual Property
                                 Schedule 6.7
                                  Litigation
                                 Schedule 6.10
                           Tax Status Schedule 6.15
                      Certain Transactions Schedule 6.16
                            Employee Benefit Plans
                                 Schedule 6.18
                           Environmental Compliance
                                 Schedule 6.22
                             Real Property; Leases
                                 Schedule 6.24
                         Fiscal Quarters Schedule 8.1
                         Restrictions on Indebtedness
                                 Schedule 8.2
                          Restrictions on Liens, Etc.
                                 Schedule 8.3
                          Restrictions on Investments